GUIDELINES FOR CERTIFICATION OF TAXPAYER
IDENTIFICATION NUMBER ON SUBSTITUTE FORM W-9

Guidelines for Determining the Proper Identification Number to Give the Payer-Social Security numbers have nine digits separated by two hyphens: i.e. 000-00-0000. Employer identification numbers have nine digits separated by only one hyphen: i.e. 00-0000000. The table below will help determine the number to give the payer.

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                                                                                        Give the
                                Give the                                                EMPLOYER
                                SOCIAL SECURITY                                         IDENTIFICATION
For this type of account        number of             For this type of account          number of:
---------------------------------------------------------------------------------------------------------------------------
1.  An individual's account     The individual        9.  A valid trust, estate, or     The legal entity (Do not furnished
                                                           pension trust.               the identifying number of the
                                                                                        personal representative or trustee
                                                                                        unless the legal entity itself is not
                                                                                        designated in the account title.)(5)

2.  Two or more individuals     The actual owner of   10.  Corporate account            The corporation
    (joint account)             the account or, if
                                combined funds, any
                                one of the
                                individuals(1)

3.  Husband and wife            The actual owner of   11.  Association club,            The organization
    (joint account)             the account or, if         religious, charitable,
                                joint funds, either        educational or other
                                person(1)                  tax-exempt organization
                                                           account

4.  Custodian account of a      The minor(2)          12.  Partnership account          The partnership
    minor (Uniform Gift to
    Minors Act)

5.  Adult and minor (joint      The adult or, if the  13.  A broker or registered       The broker or nominee
    account)                    minor is the only          nominee
                                contributor, the
                                minor(1)

6.  Account in the name of      The ward, minor, or   14.  Account with the Department  The public entity
    guardian or committee       incompetent person(3)      of Agriculture in the name
    for a designated ward,                                 of a public entity (such as
    minor, or incompetent                                  a State or local government,
    person                                                 school district, or prison)
                                                           that receives agricultural
                                                           program payments

7.a. The usual revocable       The grantor-trustee(1)
     savings trust account
     (grantor is also
     trustee)
  b. So-called trust           The actual owner(2)
     account that is
     not a legal or valid
     trust under State
     law

8.  Sole proprietorship        The owner(4)
    account

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(1)   List first and circle the name of the person whose number you furnish.
(2)   Circle the minor's name and furnish the minor's social security number.
(3) Circle the ward's, minor's or incompetent person's name and furnish such person's social security number.
(4) You must show your individual name, but you may also enter your business or "doing business as" name. You may use your social security number or employer identification number.
(5) List first and circle the name of the legal trust, estate, or pension trust.
NOTE: If no name is circled when there is more than one name, the number will be considered to be that of the first name listed.

Obtaining a Number

If you don't have a taxpayer identification number or you don't know your number, obtain Form SS-5, Application for a Social Security Number Card, or Form SS-4, Application for Employer Identification Number, at the local office of the Social Security Administration or the Internal Revenue Service and apply for a number.

Payees Exempt from Backup Withholding

Payees specifically exempted from backup withholding on ALL payments include the following:

o    A corporation.

o    A financial institution.

o An organization exempt from tax under section 501(a), or an individual retirement plan, or a custodial account under section 403(b)(7).

o    The United States or any agency or instrumentality thereof.

o A State, the District of Columbia, a possession of the United States, or any subdivision or instrumentality thereof.

o A foreign government, a political subdivision of a foreign government, or any agency or instrumentality thereof.

o    An international organization or any agency, or instrumentality thereof.

o A registered dealer in securities or commodities registered in the U.S. or a possession of the U.S.

o    A real estate investment trust.

o    A common trust fund operated by a bank under section 584(a).

o    An exempt charitable remainder trust, or a nonexempt trust described in
     Section 4947(a)(1).

o    An entity registered at all times under the Investment Company Act of 1940.

o    A foreign central bank of issue.

     Payments of dividends and patronage dividends not generally subject to backup withholding include the following:

o    Payments to nonresident aliens subject to withholding under section 1441.

o Payments to partnerships not engaged in a trade or business in the U.S. and which have at least one nonresident partner.

o Payments of patronage dividends where the amount received is not paid in money.

o    Payments made by certain foreign organizations.

o    Payments made to a nominee.

     Payments of interest not generally subject to backup withholding include the following:

o    Payments of interest on obligations issued by individuals.

     Note: You may be subject to backup withholding if this interest is $600 or more and is paid in the course of the payer's trade or business and you have not provided your correct taxpayer identification number to the payer.

o Payments of tax-exempt interest (including exempt-interest dividends under section 852).

o    Payments described in section 6049(b)(5) to non-resident aliens.

o    Payments on tax-free covenant bonds under section 1451.

o    Payments made by certain foreign organizations.

o    Payments made to a nominee.

Exempt payees described above should file Substitute Form W-9 to avoid possible erroneous backup withholding. FILE THIS FORM WITH THE PAYER, FURNISH YOUR TAXPAYER IDENTIFICATION NUMBER, WRITE "EXEMPT" ON THE FACE OF THE FORM IN PART II, SIGN AND DATE THE FORM, AND RETURN IT TO THE PAYER.

     Certain payments other than interest, dividends, and patronage dividends, that are not subject to information reporting are also not subject to backup withholding, For details, see the regulations under sections 6041, 6041A(a), 6045, and 6050A.

Privacy Act Notice. -- Section 6109 requires most recipients of dividend, interest, or other payments to give taxpayer identification numbers to payers who must report the payments to IRS. IRS uses the numbers for identification purposes. Payers must be given the numbers whether or not recipients are required to file tax returns. Payers must generally withhold 31% of taxable interest, dividend, and certain other payments to a payee who does not furnish a taxpayer identification number to a payer. Certain penalties may also apply.

Penalties

(1) Penalty for Failure to Furnish Taxpayer Identification Number. -- If you fail to furnish your taxpayer identification number to a payer, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.

(2) Failure to Report Certain Dividend and Interest Payments. -- If you fail to include any portion of an includible payment for interest, dividends, or patronage dividends in gross income and such failure is due to negligence, a penalty of 20% is imposed on any portion of an under-payment attributable to that failure.

(3) Civil Penalty for False Information With Respect to Withholding. -- If you make a false statement with no reasonable basis which results in no imposition of backup withholding, you are subject to a penalty of $500.

(4) Criminal Penalty for Falsifying Information. Falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.

FOR ADDITIONAL INFORMATION CONTACT YOUR TAX CONSULTANT OR THE INTERNAL REVENUE SERVICE.